Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Capital Product Partners L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common units Preferred units Rights
	Debt Convertible into Equity	Debt securities convertible into or exchangeable for common units or other securities
	Non-Convertible Debt	Debt securities		(3)
	Unallocated (Universal) Shelf		457(o)	(1)	N/A	$500,000,000.00(4)	0.00011020	$55,100.00

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$500,000,000.00		$55,100.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$55,100.00

	Net Fee Due							$0.00

	Registrant or Filer Name	Form or Filing Type	Filing Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Capital Product Partners L.P.	F-3		September 25, 2023		$55,100.00	Equity Debt Convertible into Equity Non-Convertible Debt Unallocated (Universal) Shelf	Common units Preferred units Rights Debt securities convertible into or exchangeable for common units or other securities Debt securities	N/A	$500,000,000.00

Fee Offset Sources(5)	Capital Product Partners L.P.	F-3	No. 333-234318		October 25, 2019						$9,785.00

		F-3	No. 333-210394		March 24, 2016						$45,315.00

(1)

There is being registered hereunder an indeterminate principal amount or number of our common units, preferred units, rights or debt securities which may be issued in primary offerings from time to time at indeterminate prices, with an aggregate offering price not to exceed $500,000,000. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.

(3)

If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(4)

Also includes such indeterminate amount of debt securities and number of rights, preferred units and common units as may be issued upon conversion of, or in exchange for, any other debt securities or preferred units that provide for conversion or exchange into other securities.

(5)

The registrant previously filed a Registration Statement on Form F-3 (File No. 333-234318) filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2019 (the “Prior Registration Statement”). In connection with the Prior Registration Statement, the registrant offset $45,315.00 relating to the unsold securities previously registered under a previously filed Registration Statement on Form F-3 (File No. 333-210394) filed with the Commission on March 24, 2016 (the “2016 Registration Statement”) and made a contemporaneous fee payment of $19,585.00 (with respect to the 2016 Registration Statement, the registrant had previously offset $2,779.54 relating to unsold securities under a previous registration statement and made a contemporaneous fee payment of $47,570.46). The 2016 Registration Statement was not fully used, resulting in an unsold aggregate offering amount of $450,000,000.00. The Prior Registration Statement was not used and no securities were sold, resulting in an unsold aggregate offering amount of $500,000,000.00. Pursuant to Rule 457(p) under the Securities Act, (i) the remaining registration fee of $45,315.00 relating to the unsold securities previously registered under the 2016 Registration Statement and (ii) $9,785.00 of the remaining registration fee relating to the unsold securities previously registered under the Prior Registration Statement, are being offset against the total registration fee currently due for this registration statement. The registrant has terminated any offering that included the unsold securities associated with the claimed offset under the 2016 Registration Statement and the Prior Registration Statement.